UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A2

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 31, 1996
                                                 -------------------------------

                           MONTEREY HOMES CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Maryland                         1-9977                   86-0611231
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   File Number)            Identification No.)



   6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona           85250
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    (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code   (602) 998-8700
                                                     --------------


                    Homeplex Mortgage Investments Corporation
          5333 North Seventh Street, Suite 219, Phoenix, Arizona 85014
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         This Current Report on Form 8-K/A2 amends the Current Report on Form 8-K filed by Monterey Homes Corporation (the "Company") on January 14, 1997, as amended by the Current Report on Form 8-K/A1 filed by the Company on January 22, 1997, solely to add the pro forma financial information required by Item 7(b).

Item 7(b)      Pro Forma Financial Information
               -------------------------------

     The required pro forma financial information is set forth below.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                                September 30,1996
                        (In Thousands, Except Share Data)

                                                      Historical                                   Pro Forma       Pro Forma
                                              Monterey         Homeplex       Combined            Adjustments(2)    Combined
                                           --------------    ------------   --------------       -------------   -------------
Assets:

Real estate under development                $    44,495        $      0      $   $44,495     (b)  $     (510)     $    43,985
Real estate loans and other
        receivables                                  560           1,415            1,975                                1,975
Residual interests                                     -           4,225            4,225                                4,225
Cash and cash equivalents                          2,386          13,820           16,206                               16,206
Option deposits                                      494               -              494                                  494
Other assets                                       1,287             571            1,858     (b)        (698)             846
                                                                                              (a)        (314)
Deferred tax asset                                                                            (c)       6,783            6,783
Goodwill                                                                                      (c)       1,763            1,763
                                           --------------    ------------   --------------       ------------   --------------
               Total Assets                  $    49,222        $ 20,031      $    69,253          $    7,024      $    76,277
                                           ==============    ============   ==============       ============   ==============


Liabilities & Stockholders' Equity:

Accounts payable and accruals                $     4,043        $  1,037      $     5,080                                5,080
Home sale deposits                                 5,326                            5,326                                5,326
Notes payable                                     39,684                           39,684                               39,684
                                           --------------    ------------   --------------       -------------  ---------------
             Total Liabilities                    49,053           1,037           50,090                   -           50,090
                                           --------------    ------------   --------------       -------------  ---------------

Common stock                                           5              99              104     (d)  $      (53)              46
                                                                                              (c)          (5)
Additional paid-in capital                             8          84,046           84,054     (d)       8,557           92,603
                                                                                              (c)          (8)
Retained earnings (accumulated
     deficit)                                        156         (64,741)         (64,585)    (d)      (1,467)         (66,052)

Treasury stock                                         -            (410)            (410)                                (410)
                                           --------------    ------------   --------------       -------------  ---------------

              Total Stockholders' Equity             169          18,994           19,163               7,024           26,187
                                           --------------    ------------   --------------       -------------  ---------------
              Total Liabilities and
                    Stockholders' Equity     $    49,222        $ 20,031      $   $69,253          $    7,024      $    76,277
                                           ==============    ============   ==============       =============  ===============

            See accompanying "Notes to Unaudited Pro Forma Condensed
                           Combined Financial Data."

             Unaudited Pro Forma Condensed Combined Income Statement
                  For the Nine Months Ended September 30, 1996
                        (In Thousands, Except Share Data)

                                                          Historical
                                                  -----------------------------                          Pro Forma       Pro Forma
                                                    Monterey         Homeplex         Combined          Adjustments(3)    Combined
                                                  -----------    --------------    ------------       -------------  --------------
Home and land sales                                $  51,836                        $   51,836                        $     51,836
Cost of home and land sales                           43,882                            43,882     (e) $       225          44,107
                                                  -----------    --------------    -------------       ------------  --------------
Gross Margin                                           7,954                             7,954                (225)          7,729

Selling, general and administrative expenses           4,127     $          867          4,994     (f)         338           5,115
                                                                                                   (g)        (243)
                                                                                                   (h)         344
                                                                                                   (i)        (169)
                                                                                                   (j)          66
                                                                                                   (m)         (28)
                                                                                                   (n)        (187)
                                                  -----------    --------------    -------------      ------------  --------------
Operating income (loss)                                3,827               (867)         2,960                (346)          2,614
                                                  -----------    --------------    -------------      ------------  --------------
Other income (expense):
   Interest income on real estate
      loans                                                                 510            510                                 510
   Income from residual interests                                           799            799                                 799
   Interest expense                                                        (238)          (238)                               (238)
   Miscellaneous income, net                              69                491            560                                 560
                                                  -----------    --------------    -------------      ------------  --------------
             Total other income (expense)                 69              1,562          1,631                               1,631
                                                  -----------    --------------    -------------      ------------  --------------

Income before extraordinary loss and income            3,896                695          4,591                (346)          4,245
     taxes
Extraordinary loss from early extinguishment                               (149)          (149)    (l)         149               0
     of debt
                                                  -----------    --------------    -------------      ------------  --------------
Income before income taxes                             3,896                546          4,442                (197)          4,245
Income tax expense                                                                           0     (k)         467             467
                                                  ===========    ==============    ============       =============  ==============
Net income                                         $   3,896      $         546     $    4,442         $      (664)   $      3,778
                                                  ===========    ==============    ============       =============  ==============

Net income per share:  **
Primary
Before extraordinary item                                         $        0.21                                       $       0.78
Extraordinary item                                                        (0.04)                                                -
                                                                 --------------                                      --------------
          Total                                                   $        0.17                                       $       0.78
                                                                 ==============                                      ==============

Fully Diluted
Before extraordinary item                                         $        0.21                                       $       0.75
Extraordinary item                                                        (0.04)                                                -
                                                                 --------------                                      --------------
          Total                                                   $        0.17                                       $       0.75
                                                                 ==============                                      ==============

Weighted average common shares
     outstanding -- primary                                           3,317,705                                          4,833,601
                                                                 ==============                                      ==============
Weighted average common shares
     outstanding -- fully diluted                                     3,348,559                                          5,036,908
                                                                 ==============                                      ==============

  ** Net income per share and weighted average common share amounts restated to reflect a one for three stock split on December 31, 1996

            See accompanying "Notes to Unaudited Pro Forma Condensed
                           Combined Financial Data."

             Unaudited Pro Forma Condensed Combined Income Statement
                  For the Twelve Months Ended December 31, 1995
                        (In Thousands, Except Share Data)

                                                  Historical
                                             -----------------------                 Pro Forma    Pro Forma
                                             Monterey     Homeplex      Combined    Adjustments(3) Combined
                                             --------    -----------   ----------   -----------   ----------
Home and land sales                          $ 71,491                  $  71,491                  $  71,491
Cost of home and land sales                    60,332             0       60,332 (e)       225       60,557
                                             --------    -----------   ----------   -----------   ----------
Gross Margin                                   11,159             0       11,159          (225)      10,934

Selling, general and administrative expenses    4,898         1,599        6,497(f)        450        6,792
                                                                                (g)       (646)
                                                                                (h)        458
                                                                                (i)        (55)
                                                                                (j)         88
                                             --------    -----------   ----------   -----------   ----------
Operating income (loss)                         6,261        (1,599)       4,662          (520)       4,142
                                             --------    -----------   ----------   -----------   ----------
Other income (expense):
   Interest income on real estate
      loans                                                   1,618        1,618                      1,618
   Income from residual interests                             1,283        1,283                      1,283
   Interest expense                                            (868)        (868)                      (868)
   Miscellaneous income, net                      140           663          803                        803
                                             --------    -----------   ----------   -----------   ----------
             Total other income (expense)         140         2,696        2,836                      2,836
                                             --------    -----------   ----------   -----------   ----------

Income before income taxes                      6,401         1,097        7,498          (520)       6,978

Income tax expense                                                     $     -  (k)        768          768

                                             ========    ===========   ==========   ===========   ==========
Net income                                   $  6,401    $    1,097    $   7,498   $     (1,288)  $   6,210
                                             ========    ===========   ==========   ===========   ==========

Net income per share:  **
Primary                                                  $     0.34                               $    1.28
                                                         ==========                               =========

Fully Diluted                                            $     0.34                               $    1.23
                                                         ==========                               =========

Weighted average common shares
     outstanding -- primary                               3,245,767                               4,833,601
                                                         ===========                              ==========
Weighted average common shares
     outstanding -- fully diluted                         3,245,767                               5,036,908
                                                         ===========                              ==========

  ** Net income per share and weighted average common share amounts restated to reflect a one for three stock split on December 31, 1996

                 See accompanying "Notes to Unaudited Pro Forma
                      Condensed Combined Financial Data."

Notes To Unaudited Pro Forma Condensed Combined Financial Data

1. Overview. The Unaudited Pro Forma Condensed Combined Income Statements are presented as if the combination of Monterey and Homeplex occurred on January 1, 1995 and January 1, 1996, for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. The Unaudited Pro Forma Condensed Combined Balance Sheet is presented assuming the combination occured on September 30, 1996.

The combination is recorded as a purchase in accordance with generally accepted accounting principles and, accordingly, the assets and liabilities of the acquired entity (Monterey) are presented at their estimated fair values as of that date.

In connection with the merger, the Monterey Stockholders and Warrantholders received 1,288,726 shares of the Combined Entity's (previously Homeplex with the name changed to Monterey Homes effective January 1, 1997) Common Stock on December 31, 1996, the effective date of the transaction. The Warrantholders have rights to 16.5 % of the 1,288,726 shares at an exercise price per share to be agreed upon by the Monterey Stockholders and the Warrantholders. In addition, the Combined Entity issued 266,667 Contingent Shares, subject to trading price thresholds and employment restrictions. Of these shares, 43,947 shares will be reserved for issuance upon the exercise of the warrants discussed above. The remaining 222,720 shares will be issued to the Monterey Stockholders if certain Combined Entity Common Stock price targets are reached for twenty consecutive days at any time during the five years following December 31, 1996, provided that at the time of any such issuance to a Monterey Stockholder, such Stockholder is still employed with the Combined Entity. If the stock price does not reach such thresholds within five years following December 31, 1996 such Contingent Stock will not be issued.

In addition, pursuant to the Employment Agreements, options to purchase one million shares of the Combined Entity common Stock was granted to the Monterey Stockholders at an exercise price of $1.75, which options vest over the three years following December 31, 1996 and expire at the end of the sixth year following December 31, 1996. Compensation expense will be recorded over the three year vesting period for an amount by which the stock price on December 31, 1996 exceeds the exercise price multiplied by the total number of options.

Subsequent to the Merger, a one for three reverse stock split occurred. All net income per share, weighted average share amounts and share amounts included in the accompanying Unaudited Pro Forma Condensed Combined Financial Data and these footnotes have been adjusted to reflect this reverse stock split.

By effecting the Merger, Homeplex caused a change in its tax status from a REIT to a C-corporation and Monterey terminated its Subchapter S tax status.

By utilizing the NOL Carryforward, it is anticipated that the income taxes paid by the Combined Entity will consist primarily of state income taxes (since utilization of the Homeplex state net operating loss may be significantly limited) and the federal alternative minimum tax. Any federal income tax expense generated by amortization of the deferred tax asset recognized for book purposes is assumed to be offset by a decrease in the reserve against the deferred tax asset and, accordingly, will have no net income statement impact.

(2) Pro Forma Condensed Combined Balance Sheet Adjustments at September 30, 1996


         (a) To record the payment of certain Merger costs and related expenses incurred prior to and concurrent with the Effective Date of the Merger of $ 1,873,579. Of the $ 1,873,579, $ 1,323,579 was paid by Homeplex, of which $
313,899 was attributed to the Merger and capitalized as of September 30, 1996 and included as a component of the purchase price. Subsequent to September 30, 1996 the remaining costs were incurred of which $465,198 was capitalized and $ 554,482 was expensed in the fourth quarter of 1996. Additionally, $ 550,000 of costs incurred by Monterey was attributed to the Merger and to the cost of obtaining waivers from the holders of the Notes for prior defaults, and was expensed.


         (b) Utilizing a stock price of $2.21 per share of Homeplex common stock (the average common stock per share price for five days before and after the Merger, the purchase price is estimated as follows:

         Consideration Paid:
                  Fair value of Homeplex common stock                                 $8,544,256
                  Transaction costs                                                      779,097
                                                                                      ----------
                  Total consideration                                                  9,323,353

                  Fair value of net assets of Monterey                                   776,865
                  Deferred tax asset value                                             6,783,000
                                                                                      ----------
                  Fair value of net assets acquired                                    7,559,865

                  Excess of purchase price over fair value of net assets acquired     $1,763,488
                                                                                      ==========

         The excess of purchase price over the fair value of net assets acquired is attributed to goodwill, which is being amortized over 20 years. The allocation of the purchase price among the assets and liabilities of Monterey results primarily in the write-off of certain deferred financing costs totaling $698,038 (at September 30, 1996) which have no future value to the combined entity and the adjustment of real estate under development (write down of $510,000) to its estimated fair value. In addition, the transaction resulted in the recording of the deferred tax asset relating to the benefit of operating loss carryforwards, net of applicable valuation reserves and deferred tax assets relating to the write-off of the deferred financing costs.

         (c) To record the effects of the issuance of Homeplex common stock to the Monterey Stockholders and Warrantholders and additional paid-in capital resulting from the Merger.

         (d) To reclassify the remaining equity accounts of Monterey into Homeplex's equity accounts, while giving effect to the legal entity remaining subsequent to the Merger.

(3) Pro Forma Condensed Combined Income Statement Adjustments for the Nine Month Period Ended September 30, 1996 and the Year Ended December 31, 1995.


         (e) To record the amortization of additional capitalized interest incurred in connection with the issuance of notes payable used to fund the Tax Distribution and the Retained Earnings Distribution.

         (f) To adjust for the compensation expense to be incurred as specified in the Employment Agreements with Messrs. Cleverly and Hilton, net of previous compensation expense no longer recognized by Monterey for these officers. This amount also includes an adjustment to reflect additional compensation expense for the bonuses to be paid to Messrs. Cleverly and Hilton for meeting certain net income levels as specified in the Employment Agreements. The annual bonus amount for each Monterey Stockholder is equal to the lesser of $200,000 or 4% of pre-tax income.

         (g)  To  eliminate   compensation  expense  recorded  by  Homeplex  for
employees terminated in connection with the Merger.

         (h) To record compensation expense incurred in connection with the issuance of options to purchase 333,333 shares of the combined entity's Common Stock issued to the Monterey Stockholders on the Effective Date of the Merger. The compensation expense for the options is being recognized over the three year graded vesting period.

         (i) To eliminate the amortization of deferred financing costs written off in connection with the Merger.

         (j) To record the amortization of goodwill, which is being amortized over 20 years.

         (k) To record the amount of income taxes relating to the alternative minimum tax and state income taxes, which has been estimated at 11% of income before income taxes.

         (l) To eliminate the effects of the extraordinary item due to its nonrecurring nature.

         (m) To eliminate Homeplex's debt issuance costs amortized prior to the payoff of the long-term debt.

         (n) To eliminate the transaction costs incurred and expensed by Monterey prior to the merger.

No effect has been given in the Pro Forma Condensed Combined Income Statement to the potential compensation expense that would be recorded if the 222,720 of Contingent Shares are subsequently earned and issued to the Monterey Stockholders. Assuming the stock prices are reached in accordance with the vesting periods previously described, and the Monterey Stockholders remain employed by the combined entity in such periods, compensation expense relating to such shares would amount to approximately $236,000, $667,000 and $933,000, respectively, for the three years following the Merger.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MONTEREY HOMES CORPORATION


Date: March 6, 1997                   By: /s/ Larry W. Seay
                                        ----------------------------------------
                                        Larry W. Seay
                                        Vice President of Finance and
                                           Chief Financial Officer